UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 16, 2024

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
2375 E. Camelback Rd, Suite 600
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2024, Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), received an Additional Staff Determination – Delinquency letter (the “August 16 Letter”) from The Nasdaq Stock Market (“Nasdaq”) informing the Company that because the Company is delinquent in filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Q2 Quarterly Report”), such delinquency would serve as an additional basis for delisting the Company’s securities from Nasdaq.

The August 16 Letter further stated that it was a formal notification that the Nasdaq Hearings Panel (the “Panel”) would consider this additional delinquency in rendering a determination regarding the Company’s continued listing on Nasdaq. The August 16 Letter invited the Company to present its views with respect to the additional deficiency to the Panel in writing no later than August 23, 2024

As previously disclosed, the Company had participated in a Hearing with the Panel on July 2, 2024, in relation to its delinquent public reports, namely the Annual Report on Form 10-K for the year ended December 31, 2023, and the Quarterly Report on Form 10-Q for the period ended March 31, 2024. At the Hearing, the Company informed the Panel that the Company likely would be delinquent in filing the Q2 Quarterly Report, and had provided the Panel with the Company’s plan for completing the filing of the Q2 Quarterly Report.

As also previously reported, on July 25, 2024, the Company received written notification (the “Extension Letter”) from the Nasdaq Hearings Panel notifying the Company of its decision to grant the Company's request to continue its listing on Nasdaq subject to the Company’s meeting certain conditions outlined in the Extension Letter, which included the filing of the Q2 Quarterly Report within the time proposed by the Company to the Panel.

The Company plans to present its views relating to the filing of the Q2 Quarterly Report to the Panel by August 23, 2024.

Pursuant to instructions stated in the August 16 Letter, the Company issued a press release on August 21, 2024, disclosing receipt of the August 16 Letter and the Nasdaq rules upon which it is based. A copy of the press release is filed herewith as Exhibit 99.1 hereto.

The August 16 Letter has no immediate impact on the listing of the Company’s Common Stock, which will continue to be listed and traded on The Nasdaq Capital Market under the symbol “ALPP,” subject to the Company’s proceeding with the planned hearing before the Panel and subject to Nasdaq’s approval of the Company’s request to extend the stay on delisting proceedings until the date of the hearing.

Forward-looking Statements

This Report contains forward-looking statements that involve risks and uncertainties. For example, forward-looking statements include statements regarding the timing of the filing of the Quarterly Reports and the Annual Report, the Company’s intention to provide additional information to the Panel, the outcome of the review by the Panel of the additional delinquency, and the Company’s ability to regain compliance with the Listing Rules. Actual results could differ materially from the results projected in or implied by the forward-looking statements made in this report. Factors that might cause these differences include, but are not limited to: the possibility of unanticipated delays that will prevent the filing of the Q2 Quarterly Report pursuant to the anticipated timeline; the risk that the work necessary to complete the Q2 Quarterly Report is greater than anticipated or may involve the resolution of additional issues identified during the review process; the potential inability of the Company to file a plan to regain compliance in a timely manner; the risk that the Company may not respond adequately to further inquiries from Nasdaq; and the risk that Nasdaq will not grant a stay of the delisting proceedings or accept any plan to regain compliance and will delist the Company's Class A common stock. Other risk factors that may impact these forward-looking statements are discussed in more detail in the Company’s 2022 Annual Report on Form 10-K filed with the SEC on May 5, 2023. Copies of the Company’s 2022 Annual Report and other periodic reports are available through the Company's Investor Relations department and website, alpine4.com. The Company expressly disclaims any obligation or intention to update these forward-looking statements to reflect new information and developments.

Item 7.01 Regulation FD Disclosure

A press release, dated August 21, 2024, disclosing the Company’s receipt of the August 16 Letter referenced above is attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release Dated August 21, 2024

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: August 21, 2024